UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2017

MEDICAL TRANSCRIPTION BILLING, CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders:

The Company held its Special Meeting of Shareholders on April 14, 2017 in Somerset, New Jersey. There were 10,423,511 shares of Common Stock outstanding on January 23, 2017, the record date. The proposals considered at the Special Meeting are described in detail in the Special Proxy Statement filed on February 7, 2017. The proposals described below were voted upon at the Special Meeting and the number of votes cast with respect to each proposal was as follows:

1. Granting the Board of Directors, in its sole discretion, to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split:

For	Against	Abstain	% of Shares Voted	Total Shares Voted
8,266,560	231,168	7,579	81.60%	8,505,307

2. Approve the adoption of the Amended and Restated Equity Incentive Plan:

For	Against	Abstain	% of Shares Voted	Total Shares Voted
5,694,778	1,239,037	10,571	66.62%	6,944,386

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: April 14, 2017	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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